                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Registration Statement Nos. 33-38384, 33-3456, 33-11317, 2-70291, 33-56042, 33-57163, 333-00333, 333-21815,
333-47369, 333-68969, and 333-82935 on Form S-8 of our report dated July 21,
1999 (August 6, 1999 as to the second paragraph of Note I and August 30, 1999 as to Note L), appearing in this Annual Report on Form 10-K of Symmetricom, Inc. for the year ended June 30, 1999.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Symmetricom, Inc., listed in Item 14(a)2. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP
-------------------------------
DELOITTE & TOUCHE LLP

San Jose, California
September 20, 1999